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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70532 and 333-88766) of United Online, Inc. of our report dated September 16, 2002 relating to the financial statements of United Online, Inc., which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated September 16, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

Century City, California
September 27, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS